Exhibit 99.1
Squarespace Announces First Quarter 2022 Financial Results and $200 Million Share Repurchase Program
NEW YORK, May 12, 2022 — Squarespace, Inc. (NYSE: SQSP), the all-in-one website building and ecommerce platform, today announced results for the first quarter ended March 31, 2022.
“Our Q1 results mark another strong quarter of growth,” said Anthony Casalena, Founder & CEO of Squarespace. “We achieved record revenue of $207.8 million as our global customer base continued to grow and new use cases evolved within our all-in-one platform. We remain committed to maintaining our unique combination of growth alongside profitability as we continue through 2022. Further building on the confidence we have in our business, our board of directors has authorized a $200 million share repurchase program. We strongly believe in the opportunity Squarespace has open to us over the coming years.”
“Revenue and unlevered free cash flow exceeded our guidance in the first quarter as we attracted new subscriptions and delivered additional capabilities to our customer base,” said Marcela Martin, CFO of Squarespace. “We are pleased to be raising our full-year guidance for both revenue and unlevered free cash flow.”
First Quarter 2022 Financial Highlights
•Total revenue of $207.8 million grew 16% year-over-year as reported on a GAAP basis and 18% in constant currency
•Commerce revenue of $63.8 million grew 36% year-over-year
•Annual run rate revenue ("ARRR") increased 15% year-over-year to $869.0 million
•Unique subscriptions reached 4.2 million in the quarter, up 10% year-over-year
•Average revenue per unique subscription ("ARPUS") grew to $204, up 7% year-over-year
•Net loss of $92.9 million vs. net loss of $1.1 million a year ago
•Net loss per share of $0.67 based on 139,423,228 basic and dilutive weighted average shares
•Adjusted EBITDA was a loss of $2.9 million vs. a gain of $11.1 million a year ago, primarily driven by marketing expenses, headcount in research & product development, and investments in Tock
•Cash flow from operating activities was $47.3 million vs. $50.1 million a year ago
•Non-GAAP unlevered free cash flow was $45.5 million vs. $51.8 million a year ago driven primarily by increased marketing and research & product development spend
•Cash and cash equivalents of $230.5 million, investments in marketable securities of $27.9 million; total debt of $523.5 million
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."
Share Repurchase Authorization

Squarespace’s board of directors authorized a general share repurchase program of the Company’s Class A common stock of up to $200 million with no fixed expiration. These repurchases may occur in the open market, through privately negotiated transactions, through block purchases, other purchase techniques or by any combination of such methods. The timing and actual amount of shares repurchased will depend on a variety of different factors and may be modified, suspended or terminated at any time at the discretion of the board of directors.

Outlook & Guidance
For the second quarter of fiscal year 2022, Squarespace currently expects:
•Revenue of $208 million to $213 million, or year-over-year growth of 6% to 9%
•Non-GAAP unlevered free cash flow of $33.0 million to $37.0 million. This is the result of:
◦Cash flow from operating activities of $32.6 million to $36.5 million, minus
◦Capital expenditures, expected in the range of $1.4 million to $1.6 million; plus
◦Cash paid for interest expense net of associated tax benefit, expected in the range of $1.8 million to $2.0 million

For the full fiscal year 2022, Squarespace currently expects:
•Revenue of $867 million to $879 million, or year-over-year growth of 11% to 12%
•Non-GAAP unlevered free cash flow of $156.0 million to $169.0 million. This is the result of:
◦Cash flow from operating activities of $154.4 million to $167.4 million, minus
◦Capital expenditures, expected in the range of $6.7 million to $7.3 million; plus
◦Cash paid for interest expense net of associated tax benefit, expected in the range of $8.3 million to $8.9 million
Webcast Conference Call & Shareholder Letter Information
Squarespace will host a conference call on May 12, 2022 at 8:30 a.m. ET (UTC-5:00) to discuss its financial results. A live webcast of the event will be available in the Events & Presentations section of the Squarespace Investor Relations website. An archived replay of the webcast will be available following the conclusion of the call. Additionally, we invite you to read our shareholder letter available here.
Non-GAAP Financial Measures
Revenue constant currency is being provided to increase transparency and align our disclosures with companies in our industry that receive material revenues from international sources. Revenue constant currency has been adjusted to exclude the effect of year-over-year changes in foreign currency exchange rate fluctuations. We believe providing this information better enables investors to understand our operating performance irrespective of currency fluctuations.
Adjusted EBITDA is a supplemental performance measure that our management uses to assess our operating performance. We calculate adjusted EBITDA as net income/(loss) excluding interest expense, other income/(loss), net, (provision for)/benefit from income taxes, depreciation and amortization, stock-based compensation expense and other items that we do not consider indicative of our ongoing operating performance.
Unlevered free cash flow is a supplemental liquidity measure that Squarespace's management uses to evaluate its core operating business and its ability to meet its current and future financing and investing needs. Unlevered free cash flow is defined as cash flow from operating activities, including one-time expenses related to Squarespace's direct listing, less cash paid for capital expenditures increased by cash paid for interest expense net of the associated tax benefit.
Constant currency, we calculate constant currency information by translating current period results from entities with foreign functional currencies using the comparable foreign currency exchange rates from the prior fiscal year. To calculate the effect of foreign currency translation, we apply the same weighted monthly average exchange rate as the comparative period. Our definition of constant currency may differ from other companies reporting similarly named measures, and these constant currency performance measures should be viewed in addition to, and not as a substitute for, our operating performance measures calculated in accordance with GAAP.

Adjusted EBITDA, unlevered free cash flow and revenue constant currency are not prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP") and have important limitations as an analytical tool. Non-GAAP financial measures are supplemental, should only be used in conjunction with results presented in accordance with GAAP and should not be considered in isolation or as a substitute for such GAAP results.
Further information on these non-GAAP items and reconciliation to their closest GAAP measure is provided below under, “Reconciliation of Non-GAAP Financial Measures”.
Definitions of Key Operating Metrics
Annual run rate revenue (“ARRR”). We calculate ARRR as the monthly revenue from subscription fees and revenue generated in conjunction with associated fees (fees taken or assessed in conjunction with commerce transactions) in the last month of the period multiplied by 12. We believe that ARRR is a key indicator of our future revenue potential. However, ARRR should be viewed independently of revenue, and does not represent our GAAP revenue on an annualized basis, as it is an operating metric that can be impacted by subscription start and end dates and renewal rates. ARRR is not intended to be a replacement or forecast of revenue.
Unique subscriptions represent the number of unique sites, standalone scheduling subscriptions, Unfold (social) and hospitality subscriptions, as of the end of a period. A unique site represents a single subscription and/or group of related subscriptions, including a website subscription and/or a domain subscription, and other subscriptions related to a single website or domain. Every unique site contains at least one domain subscription or one website subscription. For instance, an active website subscription, a custom domain subscription and a Google Workspace subscription that represent services for a single website would count as one unique site, as all of these subscriptions work together and are in service of a single entity’s online presence. Unique subscriptions do not account for one-time purchases in Unfold or for hospitality services. The total number of unique subscriptions is a key indicator of the scale of our business and is a critical factor in our ability to increase our revenue base.
Average revenue per unique subscription (“ARPUS”). We calculate ARPUS as the total revenue during the preceding 12-month period divided by the average of the number of total unique subscriptions at the beginning and end of the period. We believe ARPUS is a useful metric in evaluating our ability to sell higher-value plans and add-on subscriptions.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding Squarespace’s future operating results and financial position, including for its second fiscal quarter ending June 30, 2022 and its fiscal year ending December 31, 2022. The words "believe," "may," "will," "estimate," "potential," "continue," "anticipate," "intend," "expect," "could," "would," "project," "plan," "target," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including risks and uncertainties related to: Squarespace's ability to attract and retain customers and expand their use of its platform; Squarespace's ability to improve and enhance the functionality, performance, reliability, design, security and scalability of its solutions; Squarespace's ability to compete successfully against current and future competitors; the impact of the COVID-19 pandemic on Squarespace; Squarespace's ability to protect or promote its brand; Squarespace's ability to generate new customers through its marketing and selling activities; Squarespace's ability to hire, integrate and retain its personnel; the reliability, security and performance of Squarespace's software; Squarespace's ability to adapt to changes to technologies used in its platform or new versions or upgrades of operating systems and internet browsers; Squarespace's compliance with privacy and data protection laws and regulations as well as contractual privacy and data protection obligations; and risks associated with international sales and the use of Squarespace's platform in various countries. It is not possible for Squarespace's management to predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Squarespace may make. In light of these risks, uncertainties, and assumptions, Squarespace's actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results are included in Squarespace's filings with the Securities and Exchange Commission. Except as required by law, Squarespace assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
About Squarespace
Squarespace is the all-in-one platform with everything to sell anything, providing customers in over 200 countries and territories with all the tools they need to sell physical products, digital content, classes, appointments, reservations and more. Powered by best-in-class design for a consistent brand experience across all touchpoints, our suite of fully integrated products enables anyone to manage their projects and businesses through websites, domains, ecommerce, marketing tools, and scheduling, along with tools for managing a social media presence with Unfold and hospitality business management via Tock. Squarespace is headquartered in downtown New York City, with offices in Dublin, Ireland, Portland, Oregon, and Chicago, Illinois. For more information, visit www.squarespace.com.
Contacts
Investors
Robert Sanders
Clare Perry
investors@squarespace.com
Media
Kaitlyn Rawlett
press@squarespace.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except shares and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$207,762	$179,646
Cost of revenue(1)	36,649	27,408
Gross profit	171,113	152,238
Operating expenses:
Research and product development(1)	57,328	42,011
Marketing and sales(1)	112,906	97,972
General and administrative(1)	35,981	19,516
Total operating expenses	206,215	159,499
Operating loss	(35,102)	(7,261)
Interest expense	(2,449)	(3,260)
Other income, net	1,511	3,593
Loss before (provision for)/benefit from income taxes	(36,040)	(6,928)
(Provision for)/benefit from income taxes	(56,820)	5,782
Net loss	$(92,860)	$(1,146)
Less: accretion of redeemable convertible preferred stock to redemption value	—	(969)
Net loss attributable to Class A, Class B and Class C common stockholders, basic and dilutive	(92,860)	(2,115)

Net loss per share attributable to Class A, Class B, and Class C common stockholders, basic and dilutive	$(0.67)	$(0.11)
Weighted-average shares used in computing net loss per share attributable to Class A, Class B, and Class C stockholders, basic and dilutive	139,423,228	19,012,323
(1) Includes stock-based compensation as follows:

	Three Months Ended March 31,
	2022	2021
Cost of revenue	$624	$275
Research and product development	10,168	6,793
Marketing and sales	1,599	1,172
General and administrative	11,706	1,612
Total stock-based compensation	$24,097	$9,852

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except shares and per share amounts)
(unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$230,492	$203,247
Restricted cash	40,384	30,433
Investment in marketable securities	27,891	31,456
Accounts receivable, net	8,353	7,969
Due from vendors	2,805	1,828
Prepaid expenses and other current assets	27,376	67,099
Total current assets	337,301	342,032
Property and equipment, net	53,190	52,839
Operating lease right-of-use assets	99,262	—
Goodwill	435,601	435,601
Intangible assets, net	55,494	60,138
Other assets	9,566	8,939
Total assets	$990,414	$899,549
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$19,641	$26,533
Accrued liabilities	107,351	60,861
Deferred revenue	254,140	233,999
Funds payable to customers	40,985	30,137
Debt, current portion	19,933	13,586
Deferred rent and lease incentives, current portion	—	2,095
Operating lease liabilities, current portion	10,103	—
Total current liabilities	452,153	367,211
Debt, non-current portion	503,525	513,047
Deferred rent and lease incentives, non-current portion	—	32,348
Operating lease liabilities, non-current portion	121,258	—
Other liabilities	3,167	422
Total liabilities	1,080,103	913,028
Commitments and contingencies
Redeemable convertible preferred stock, par value of $0.0001; zero shares authorized as of March 31, 2022 and December 31, 2021, respectively; zero shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	—	—
Preferred stock, par value of $0.0001; 100,000,000 authorized as of March 31, 2022 and December 31, 2021, respectively; zero shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	—	—
Stockholders’ deficit:
Class A common stock, par value of $0.0001; 1,000,000,000 shares authorized as of March 31, 2022 and December 31, 2021, respectively; 91,562,991 and 90,826,625 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	9	9
Class B common stock, par value of $0.0001; 100,000,000 shares authorized as of March 31, 2022 and December 31, 2021, respectively; 48,344,755 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	5	5
Class C common stock (authorized March 15, 2021), par value of $0.0001; zero shares authorized as of March 31, 2022 and December 31, 2021, respectively; zero shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	—	—
Class C common stock (authorized May 10, 2021), par value of $0.0001; 1,000,000,000 shares authorized as of March 31, 2022 and December 31, 2021, respectively; zero shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	—	—
Additional paid in capital	929,199	911,570
Accumulated other comprehensive loss	(1,187)	(208)
Accumulated deficit	(1,017,715)	(924,855)
Total stockholders’ deficit	(89,689)	(13,479)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$990,414	$899,549

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
OPERATING ACTIVITIES:
Net loss	$(92,860)	$(1,146)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,058	8,506
Stock-based compensation	24,097	9,852
Non-cash lease expense	328	—
Other	261	282
Changes in operating assets and liabilities:
Accounts receivable and due from vendors	(1,361)	(706)
Prepaid expenses and other current assets	31,896	(8,190)
Accounts payable and accrued liabilities	42,220	20,971
Deferred revenue	21,538	20,441
Funds payable to customers	10,847	—
Other operating assets and liabilities	2,246	121
Net cash provided by operating activities	47,270	50,131
INVESTING ACTIVITIES:
Proceeds from the sale and maturities of marketable securities	7,340	7,105
Purchases of marketable securities	(4,027)	(1,197)
Purchase of property and equipment	(3,359)	(657)
Cash paid for acquisitions, net of acquired cash	—	(200,903)
Net cash used in investing activities	(46)	(195,652)
FINANCING ACTIVITIES:
Principal payments on debt	(3,396)	(3,396)
Taxes paid related to net share settlement of equity awards	(7,556)	(13,416)
Proceeds from exercise of stock options	1,141	707
Proceeds from issuance of Class C (authorized on March 15, 2021) common stock, net of issuance costs	—	304,409
Net cash (used in)/provided by financing activities	(9,811)	288,304
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(217)	(324)
Net increase in cash, cash equivalents, and restricted cash	37,196	142,459
Cash, cash equivalents, and restricted cash at the beginning of the period	233,680	57,891
Cash, cash equivalents, and restricted cash at the end of the period	$270,876	$200,350

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$230,492	$183,339
Restricted cash	40,384	17,011
Cash, cash equivalents, and restricted cash at the end of the period	$270,876	$200,350

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
Cash paid during the year for interest	$2,149	$3,064
Cash paid/(refunded) during the year for income taxes	$1	$(22)

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCE ACTIVITIES
Purchases of property and equipment included in accounts payable and accrued liabilities	$1,332	$671
Capitalized stock-based compensation	$63	$21
Accrued taxes related to net share settlement of equity awards included in accrued liabilities	$116	$—
Issuance of Class C (authorized on March 15, 2021) common stock for acquisition	$—	$188,179

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(unaudited)
The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

	Three Months Ended March 31,
	2022	2021
Net loss	$(92,860)	$(1,146)
Interest expense	2,449	3,260
Provision for/(benefit from) income taxes	56,820	(5,782)
Depreciation and amortization	8,058	8,506
Stock-based compensation expense	24,097	9,852
Other income, net	(1,511)	(3,593)
Adjusted EBITDA	$(2,947)	$11,097

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities	$47,270	$50,131
Cash paid of capital expenditures	(3,359)	(657)
Free cash flow	$43,911	$49,474
Cash paid for interest, net of the associated tax benefit	1,624	2,308
Unlevered free cash flow	$45,535	$51,782

	March 31, 2022	December 31, 2021
Total debt outstanding	$523,458	$526,633
Less: total cash and cash equivalents and marketable securities	258,383	234,703
Total net debt	$265,075	$291,930

	Three Months Ended March 31,
	2022	2021
Revenue, as reported	$207,762	$179,646
Revenue year-over-year growth rate, as reported	15.7%	31.2%
Effect of foreign currency translation ($)(1)	$(4,187)	$4,432
Effect of foreign currency translation (%)(1)	(2.3)%	3.2%
Revenue constant currency growth rate	18.0%	28.0%
(1) To calculate the effect of foreign currency translation, we apply the same weighted monthly average exchange rate as the comparative period.
Amounts may not sum due to rounding